EX-24

	Exhibit 24

	INTERSTATE POWER COMPANY
	POWER OF ATTORNEY


Each of the undersigned directors and officers of INTERSTATE POWER COMPANY, a Delaware corporation, hereinafter referred to as the "Company", which intends to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Post-Effective Amendment Registration Statement 33-62644 relating to the balance of 500,000 shares of Common Stock of the par value of $3.50 per share registered pursuing to such Registration Statement to be sold to common stockholders, employees and residential and farm customers pursuant to the Company=s Dividend Reinvestment and Stock Purchase Plan, DOES HEREBY APPOINT W. H. STOPPELMOOR, J. C. MC GOWAN, C. F. SPRINGER, JR., AND W. D. CARSTEDT, his true and lawful attorneys, and each of them his true and lawful attorney, with power to act without the others and with full power of substitution and resubstitution, for him and in his name, place and stead, to sign in the capacity of a director and/or officer of the Company and file said Post-Effective Amendment to such Registration Statement and any and all amendments thereto, including any additional Post-Effective Amendments and Amendments to such Post-Effective Amendments to such Registration Statement, and all instruments necessary or incidental in connection therewith, hereby granting unto said attorneys and each of them full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all capacities, each act and thing whatsoever requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the act of said attorneys and each of them.

	IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals this 19th day November, 1996


/s/ W. H. Stoppelmoor	(L.S.)

/s/ James E. Byrns	(L.S.)

/s/ R. R. Ewers	(L.S.)

/s/ Alan B. Arends	(L.S.)

/s/ D. E. Hamill	(L.S.)

/s/ Joyce L. Hanes	(L.S.)

/s/ W. C. Troy	(L.S.)

/s/ Gerald L. Kopischke	(L.S.)

/s/ D. D. Jannette	(L.S.)

/s/ A. D. Cordes	(L.S.)

/s/ J. C. McGowan	(L.S.)

/s/ Dale R. Sharp	(L.S.)

/s/ Ray P. Richards	(L.S.)

/s/ Michael R. Chase	(L.S.)